EXHIBIT 23.1

                  TELFORD SADOVNICK, P.L.L.C.
                  Certified Public Accountants


Consent of Independent Auditors

We consent to the incorporation of by reference in the Registration Statement of Form S-8 of our report dated February
9. 1999 relating to the financial statements of Verida Internet Corp. (the "Company") as of December 31, 1998 and 1997 and for the years ended December 1998 and 1997 and for the period from November 1, 1996 (inception) to December 31, 1998 contained in the Company's Registration Statement on Form 10-SB for the year ended December 31, 1998.


                         /s/ Telford Sadovnick, P.L.L.C.

                         Certified Public Accountants

Bellingham, Washington
January 20, 2000